UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9555 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 8, 2021, Zynex, Inc. (“Company”) entered into a Sublease Agreement (“Sublease”) with Cognizant Trizetto Software Group, Inc. (“Sublandlord”) for 110,754 square feet of office space located at 9655 Maroon Circle, Englewood, CO 80112. The term of the Sublease runs through April 29, 2028. The Company is entitled to rent credits of $5,136,216, an amount equal to twenty-one months of base rent at the initial rate. During the first thirty-three months of the Sublease, the rent per square foot is $26.50, increasing by $0.50 per square foot during each subsequent twelve month period of the Sublease. The Company has an option to Sublease additional space in the event the Sublandlord seeks to sublet adjacent space in the building. The Sublease is subject to customary lease terms and conditions, including provisions relating to mandatory insurance and remedies upon default. The Company expects to relocate its headquarters to the Subleased offices in May 2021.

The foregoing description of the Sublease is not complete and is qualified in its entirety by reference to the full text of the Sublease, a copy of which is filed as Exhibit 99.1 to this Current Report and are incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

d)       Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description
10.1	Sublease Agreement between Zynex, Inc. and Cognizant Trizetto Software Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.

Date:	April 9, 2021	By:	/s/ Daniel Moorhead
Daniel Moorhead
Chief Financial Officer